                         $100,000,000 PRINCIPAL AMOUNT

                             SNYDER OIL CORPORATION

                 ____% CONVERTIBLE SUBORDINATED NOTES DUE 2001


                             UNDERWRITING AGREEMENT

                                                                    May __, 1994

CS FIRST BOSTON CORPORATION
PAINEWEBBER INCORPORATED
PETRIE PARKMAN & CO., INC.
SMITH BARNEY, SHEARSON INC.
    c/o CS First Boston Corporation
    Park Avenue Plaza
    New York, N.Y. 10055

Dear Sirs:

          1. Introductory. Snyder Oil Corporation, a Delaware corporation ("Company"), proposes to issue and sell $100,000,000 aggregate principal amount of its ___% Convertible Subordinated Notes Due 2001 (the "Firm Securities") to be issued under an indenture, dated as of April 1, 1994 ("Indenture"), between the Company and Texas Commerce Bank National Association, as trustee (the "Trustee"). The Company also proposes to issue and sell not more than $15,000,000 aggregate principal amount of such securities (the "Optional Securities"), if and to the extent that the right to purchase such Optional Securities is exercised as herein described. The Firm Securities and the Optional Securities are hereinafter collectively referred to as the "Securities." The Securities are convertible into shares of the Company's common stock, par value $.01 per share ("Common Stock"), at any time prior to the maturity of the Securities, unless the Securities have been previously redeemed or otherwise acquired by the Company, upon the terms and subject to the conditions set forth in the Indenture. The shares of Common Stock issuable upon conversion of the Securities are hereinafter referred to as the "Shares." The Company hereby agrees with the several Underwriters named in Schedule A hereto (the "Underwriters") as follows:

          2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

                (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and a registration statement (No. 33-52807) on such Form, including a form of prospectus relating to the Securities and the Shares, has been filed with the Securities and Exchange Commission ("Commission") and either (i) has been declared effective under the Act and is not proposed to be amended or
     (ii) is proposed to be amended by amendment or post-effective amendment. If the Company does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means
     (i) if the Company has advised you that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission, or (ii) if the Company has advised you that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. The term "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all material incorporated by reference therein and information (if any) deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, is hereinafter referred to as the "Registration Statement," and the form of prospectus relating to the Securities and the Shares, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in the Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the "Prospectus."

                (b) If the Effective Time is prior to the execution and delivery of this Agreement: (i) on the Effective Date, the Registration Statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the

     Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the date of this Agreement and at the time of filing of the Prospectus pursuant to Rule 424(b), the Registration Statement conforms, and will conform, in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and does not include, and will not include, any untrue statement of a material fact and does not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) at the time of filing of the Prospectus pursuant to Rule 424(b), the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Effective Time is subsequent to the execution and delivery of this
     Agreement: on the Effective Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or Prospectus based upon written information furnished to the Company by any Underwriter through you specifically for use therein or contained in the Statement of Eligibility and Qualification on Form T-1 furnished by the Trustee and filed as an exhibit to the Registration Statement.

                (c) The documents which are incorporated by reference in the Registration Statement and the Prospectus, and any amendments or supplements thereto, when they were filed with the Commission or were or hereafter are last amended, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Rules and Regulations promulgated under the Exchange Act, and when read together with the information in the Prospectus, no such document, when it was filed with the Commission or was or hereafter is last amended, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                (d) All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights. The Shares have been duly authorized and reserved for issuance upon the conversion of the Securities and, if and when issued upon such conversion in accordance with the provisions of the Indenture, will be validly issued, fully paid, nonassessable and free of any preemptive or other similar rights. The capital stock of the Company conforms to the description thereof contained in the Registration Statement and the Prospectus in all material respects. There are no outstanding options, warrants or other rights to acquire from the Company any capital stock except pursuant to the stock option plans and agreements referred to and otherwise described in the Registration Statement or the Prospectus.

                (e) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify will not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole.

                (f) All the Company's subsidiaries that are required to be listed in an exhibit to the Registration Statement or to any document incorporated by reference therein are so listed (collectively, the "Subsidiaries"). Each Subsidiary is a corporation or limited partnership duly organized, validly existing and in good standing in the jurisdiction of its organization, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify will not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole. All the outstanding shares of capital stock of, or other equity interests in, each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except for the lien granted pursuant to the bank credit facility referenced in the Registration Statement.

                (g) The Company and the Subsidiaries have all requisite corporate power and authority, and have obtained all necessary authorizations, approvals, orders, licenses, franchises, certificates and permits of and from all governmental regulatory officials and bodies ("Permits"), to own, lease and operate their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to obtain such Permits will not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole. Each of the Company and the Subsidiaries has fulfilled and performed all its current material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Registration Statement and the Prospectus and except where the failure to do so will not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole. Except as described in the Registration Statement and the Prospectus and as is customary in the oil and gas industry or in the areas where the properties of the Company or the Subsidiaries are located, such Permits contain no restrictions that are materially burdensome to the Company and the Subsidiaries taken as a whole. The Company and the Subsidiaries own, or possess adequate rights to use, all trademarks, service marks and other rights necessary for the conduct of their business as presently conducted and described in the Registration Statement and the Prospectus, and neither the Company nor any of the Subsidiaries has received any notice of conflict with the asserted rights of others in any such respect that would materially adversely affect their business and neither the Company nor any Subsidiary knows of any basis therefor. The property and business of the Company and the Subsidiaries taken as a whole conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

                (h) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties, is subject that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

                (i) Neither the Company nor any of the Subsidiaries is (i) in violation of any term or provision of its certificate or articles of incorporation or bylaws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any franchise, license, permit, judgment or any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or (ii) in default (and no event has occurred that with notice or lapse of time, or both, would constitute a default) in any respect in the due performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, which default would have a material adverse effect on the condition (financial or other) business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                (j) Neither the execution, delivery or performance of this Agreement or the Indenture by the Company, the issuance, offer, sale or delivery of the Securities, or the issuance of the Shares, nor the consummation by the Company of the transactions contemplated by this Agreement or the Indenture (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (other than (A) the registration of the Securities and the Shares under the Act, (B) qualification of the Indenture under the Trust Indenture Act and (C) compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or
     (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties or (iii) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

                (k) Arthur Andersen & Co., the accountants for the Company who have certified the financial statements and the related financial statement schedules included in the Company's most recent Annual Report on Form 10-K, which is incorporated by reference in the Prospectus, are independent public accountants with respect to the Company and the Subsidiaries as required by the Act.

                (l) Netherland, Sewell & Associates, Inc. ("Netherland Sewell"), whose reserve reports and audits are filed as exhibits to the Company's most recent Annual Report on Form 10-K, are independent petroleum engineers with respect to the Company and the Subsidiaries.

                (m) The consolidated financial statements, together with related schedules and notes, included in or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position, results of operations and cash flows of the Company and the Subsidiaries on the basis stated in the Company's most recent Annual Report on Form 10-K at the respective dates or for the respective periods to which they apply. Such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The reserve reports and audits of Netherland Sewell present the proved reserves, future net revenues therefrom and discounted present value thereof in compliance with the applicable Rules and Regulations, and all of the information furnished by the Company to Netherland Sewell and used in connection with the preparation of such reports and audits (including, but not limited to, information regarding working interests, net revenue interests and pricing) was true and correct in all material respects as of the applicable effective date of such reports and audits and conformed with the applicable Rules and Regulations. The other financial and statistical information and data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements or reserve reports or audits and the books and records of the Company.

                (n) The Company has all corporate power and authority necessary to execute and deliver this Agreement and the Indenture to perform its obligations under this Agreement and the Indenture. The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting creditors' rights generally and by general equitable principles. The Indenture and the Securities, the execution and delivery by the Company of the Indenture and the Securities and the consummation of the transactions contemplated by the Indenture and the Securities have been duly authorized by the Company. If the Securities are issued in accordance with the provisions of the Indenture (when the Indenture has been executed and delivered by the Company and assuming due authorization, execution and delivery by the Trustee), the Securities and the Indenture will be valid and legally binding obligations of the Company enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                (o) The respective forms of the Indenture and the Securities filed as exhibits to the Registration Statement conform, and, if and when executed by the Company, the Indenture and the Securities so executed will conform, to the respective descriptions thereof contained in the Prospectus in all material respects.

                (p) Except as disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                (q) Each of the Company and the Subsidiaries, except with respect to its respective interests in oil and gas leases, has good and marketable title in fee simple to all material real property owned by it, valid and defensible title to all material personal property owned by it and valid and enforceable interests in leases of all material real and personal property leased by it, in each case free and clear of all security interests, mortgages, pledges, liens, encumbrances, charges and defects (collectively, "encumbrances"), except for those encumbrances granted to secure indebtedness specified in the Registration Statement and those that do not materially and adversely affect the value of such property or materially interfere with the intended use of such property by it. Each of the Company and the Subsidiaries has good and defensible title to all of its respective interests in oil and gas leases, free and clear of any encumbrances, except encumbrances granted to secure the indebtedness specified in the Registration Statement, subject only to liens for taxes or charges of mechanics or materialmen not yet due and to encumbrances under gas sales contracts, operating agreements, unitization and pooling agreements and other similar agreements customarily found in connection with comparable drilling and producing operations and to title defects that are, singly and in the aggregate, not material in amount and do not interfere with its use or enjoyment of its oil and gas properties. Each of the Company and the Subsidiaries has conducted such title investigations and has acquired its respective interests in oil and gas leases in such manner as is customary in the oil and gas industry. Each of the Company and the Subsidiaries has complied in all material respects with the terms of the oil and gas leases in which it purports to own an interest, and all of such leases are in full force and effect (except where the failure so to comply or to be in full force and effect would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its Subsidiaries taken as a whole).

                (r) The Company has not distributed and, prior to the latest to occur of (i) the First Closing Date (as defined below), (ii) the Second Closing Date (as defined below) and (iii) the completion of the Company's distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Prospectus or other materials permitted by the Act.

                (s) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                (t) To the Company's knowledge, neither the Company nor any of the Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                (u) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                (v) Neither the Company nor any of the Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened.

                (w) Each of the Company and the Subsidiaries has filed all federal, state and local tax returns that are required to be filed or has obtained extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same have become due or is contesting such taxes in good faith by appropriate proceedings.

                (x) Except for the shares of capital stock of each of the Subsidiaries, neither the Company nor any of the Subsidiaries owns any share of stock or any other securities of any corporation or has any equity interest in any firm, partnership, association or other entity material in amount in relation to the net assets of the Company and the Subsidiaries taken as a whole, other than as disclosed in the Prospectus or as reflected in the consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus.

                (y) The Company has complied with all of the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

                (z)      The Company has caused each of John C. Snyder, Thomas
     J. Edelman and John A. Fanning to enter into an agreement with the Underwriters providing that for a period of 90 days after the effective date of the Registration Statement they will not without the prior written consent of CS First Boston Corporation sell, contract to sell, cause or in any way permit to be sold, or otherwise dispose of any shares of Common Stock or any shares of preferred stock, par value $.01 per share ("Preferred Stock"), of the Company or any depositary shares representing an interest in Preferred Stock (or any securities convertible into or exercisable for any such shares of Common Stock or Preferred Stock or depositary shares), except that each such person may dispose of Common Stock with a value not to exceed in the aggregate $100,000 owned by such person on the date hereof as a gift.

          3. Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 100% of the principal amount thereof, plus accrued interest, if any, from May ___, 1994 to the First Closing Date (as defined below), the respective principal amounts of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto.

          The Company will deliver the Firm Securities to you at the office of CS First Boston Corporation, Park Avenue Plaza, 55 East 52nd Street, New York, New York, 10055 or such other place as you and the Company determine, against payment of the purchase price, by certified or official bank check or checks payable in New York Clearing House (next day) funds drawn to the order of the Company, at the above office of CS First Boston Corporation, at 10:00 A.M., New York time, on May ___, 1994, or at such other place and at such other time not later than seven full business days thereafter as you and the Company determine, such time being hereinafter referred to as the "First Closing Date." The certificates evidencing the Firm Securities to be so delivered will be in definitive form, in such denominations and registered in such names as you request, and will be made available for checking and packaging at the above office of CS First Boston Corporation at least 24 hours prior to the First Closing Date.

          In addition, upon written notice from you given to the Company not more than 30 days subsequent to the date of the initial public offering of the Firm Securities, the Underwriters may purchase all or less than all of the Optional Securities at a purchase price of 100% of the principal amount thereof, plus accrued interest, if any, from May __, 1994 to the Second Closing Date (as defined below). The Company agrees to sell to the Underwriters the principal amount of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the principal amount of Firm Securities set forth opposite such Underwriter's name in Schedule A hereto bears to the total principal amount of Firm Securities (subject to adjustment by you to round purchases to the nearest $1,000 principal amount) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities, or any portion thereof, may be surrendered and terminated at any time upon notice by you to the Company.

          The time for the delivery of and payment for the Optional Securities, being hereinafter referred to as the "Second Closing Date" (which may be the First Closing Date), shall be determined by you but shall not be later than 10 days after written notice of election to purchase the Optional Securities is given. The Company will deliver the Optional Securities to you at the above office of CS First Boston Corporation or such other place as you and the Company determine, against payment of the purchase price therefor by certified or official bank check or checks in New York Clearing House (next day) funds drawn to the order of the Company at the above office of CS First Boston Corporation or such other place you and the Company determine. The certificates evidencing the Optional Securities will be in definitive form, in such denominations and registered in such names as you request, and will be made available for checking and packaging at the above office of CS First Boston Corporation at least 24 hours prior to the Second Closing Date.

          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

          5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

                (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by you, subparagraph (3) or (4)) of Rule 424(b) not later than the earlier of (i) the second business day following the execution and delivery of this Agreement or (ii) the fifth business day after the Effective Date. The Company will advise you promptly of any such filing pursuant to Rule 424(b).

                (b) The Company will advise you promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect any such amendment or supplementation to which you shall reasonably object after being so advised or which is not in compliance with the Rules and Regulations. So long as a prospectus relating to the Securities is required to be delivered under the Act, the Company will not file any information, documents or reports pursuant to the Exchange Act without delivering a copy of such information, documents or reports to you prior to or concurrently with such filings. The Company will also advise you promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will make every reasonable effort to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

                (e) The Company will furnish to you copies of the Registration Statement (five of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents (including any document filed under the Exchange Act and deemed to be incorporated by reference therein), in each case as soon as available and in such quantities as you reasonably request.

                (f) The Company will arrange for the registration and qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you may reasonably designate and will continue such qualifications in effect so long as required for the distribution.

                (g) During the period of three years hereafter, the Company will furnish to you, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to you (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as you may reasonably request.

                (h) The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing and filing with the Commission of the Registration Statement (including financial statements and schedules and exhibits thereto) and the Prospectus, and each amendment or supplement to either of them, (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and all amendments or supplements to either of them as may be reasonably requested for use in connection with the offering and sale of the Securities, (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, and, if and when issued, the Shares, including any stamp taxes and any transfer agent's, trustee's or registrar's fees and expenses payable in connection with the original issuance of any of the foregoing, (iv) the printing and delivery of the Indenture, the preliminary and supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Securities, (v) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states as provided in
     Section 5(f) (including the reasonable fees, expenses and disbursements of Baker & Botts, L.L.P. relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification), (vi) the filing fees and the fees and expenses of Baker & Botts, L.L.P. in connection with any filings required to be made with the National Association of Securities Dealers, Inc. in connection with the offering, (vii) the fees and expenses of the Company's accountants and petroleum engineers and the fees and expenses of counsel (including local and special counsel) for the Company,
     (viii) any fees charged by any rating agency in connection with a rating of the Securities, (ix) the registration of the Securities under the Exchange Act, (x) the fees and expenses of listing the Securities and the Shares on the New York Stock Exchange and (xi) the performance by the Company of its other obligations under this Agreement, including the fees of the Trustee.

                (i) The Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of its capital stock or debt securities to facilitate the sale or resale of the Securities.

                (j) The Company will reserve and keep available at all times, free of any preemptive or other similar rights, a sufficient number of shares of Common Stock to provide for the issuance of such shares upon conversion of the Securities.

                (k) The Company will use its best efforts to effect and maintain the listing of the Securities and the Shares on the New York Stock Exchange as promptly as possible and to cause the Securities to be registered under the Exchange Act at the Effective Time.

                (l) For a period of 90 days after the date of the commencement of the public offering of the Securities by you, the Company will not issue, sell, contract to sell, grant any option for the sale of or otherwise dispose of, directly or indirectly, any capital stock, including, but not limited to, any Common Stock or Preferred Stock or any depositary shares representing an interest in Preferred Stock (or any securities convertible into or exercisable for any such shares of Common Stock or Preferred Stock or depositary shares), other than the Securities or the Shares (if any are issued upon conversion of the Securities), without the prior written consent of CS First Boston Corporation, except that the Company may sell or issue, or grant options with respect to, shares of the Common Stock in connection with the Company's stock option plans or other outstanding options or with the conversion of its outstanding convertible instruments.

          6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities on the Second Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                (a) You shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time), of Arthur Andersen & Co. confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

                         (i) in their opinion the financial statements and schedules examined by them and incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                         (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                            (A) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change greater than five percent in the consolidated capital stock or the consolidated long-term debt of the Company or any decrease greater than five percent in consolidated working capital or net long-term assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                            (B) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants, or to the subsequent specified date referred to in clause (A), there were any decreases greater than five percent, as compared with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated oil and gas sales revenues or increases greater than five percent in consolidated direct operating expenses;

          except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                         (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     For purposes of this subsection, if the Effective Time is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to the Effective Time, and "Prospectus" shall mean the prospectus included in the Registration Statement. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection.

                (b) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by you. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or you, shall be contemplated by the Commission.

                (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the

     Underwriters, materially impairs the investment quality of the Securities;
     (ii) any downgrading in the rating of any debt securities or Preferred Stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or Preferred Stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

                (d) You shall have received an opinion, dated such Closing Date, of Peter E. Lorenzen, General Counsel for the Company, to the effect that:

                         (i)        The Company is a corporation duly
          incorporated and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify will not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as whole;

                         (ii) Each of the Subsidiaries is a corporation or limited partnership duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify will not have a material adverse effect upon the Company and the Subsidiaries taken as a whole; and all of the outstanding shares of capital stock of, or other equity securities in, each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any perfected security interest, or, to the best knowledge of such counsel, any other security interest, lien, adverse claim, equity or other encumbrance except for the lien granted pursuant to the bank credit facility referenced in the Registration Statement;

                         (iii) The authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock;" and the Securities, the Shares and the Indenture conform in all material respects to the respective descriptions thereof contained in the Prospectus under the captions "Description of Notes" and "Description of Capital Stock;"

                         (iv) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable;

                         (v) The Securities have been duly authorized and executed by the Company and, when certificates for the Securities are issued and delivered to you against payment therefor in accordance with the terms hereof, will be valid and legally binding obligations of the Company, enforceable in accordance with the provisions thereof (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles), and will entitle the holders thereof to the rights specified therein and in the Indenture; and, to the best knowledge of such counsel, there are no preemptive or similar rights that entitle any person to acquire any Securities upon the issuance thereof by the Company;

                         (vi) The Indenture has been duly authorized, executed and delivered by the Company and is a valid and legally binding obligation of the Company, enforceable in accordance with the provisions thereof (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles);

                         (vii) The Shares have been duly authorized by the Company and reserved for issuance upon conversion of the Securities and, if and when issued upon such conversion, will be validly issued, fully paid and nonassessable; and, to the best knowledge of such counsel, there are no preemptive or similar rights that will entitle any person to acquire any Shares upon the issuance thereof by the Company.

                         (viii) The form of certificate for the Securities contemplated by the Indenture conforms to the requirements of New York law; and the form of certificate for the Shares conforms to the requirements of the Delaware General Corporation Law;

                         (ix) The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission;

                         (x) The Indenture (A) conforms in all material respects to the applicable requirements of the Trust Indenture Act and (B) has been duly qualified under the Trust Indenture Act;

                         (xi) The Company has full corporate power and authority to enter into this Agreement and to perform its obligations (including the sale and delivery of the Securities) hereunder, and this Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable securities laws and except as the enforceability of the Company's obligations hereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles;

                         (xii) To the best knowledge of such counsel, neither the Company nor any of the Subsidiaries (A) is in violation of its certificate or articles of incorporation or bylaws, or other organizational documents, (B) is in breach of, or in default (nor has an event occurred that with notice, lapse of time or both would constitute such a default) under, any indenture, mortgage, deed of trust, note, bond, debenture, bank loan or credit agreement, or any other evidence of indebtedness, agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their property is or may be bound or affected, (C) is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or (D) has received any notice of conflict with the asserted rights of others in respect of trademarks, service marks or other rights necessary for the conduct of their business, in each case in which such breach, default, violation or conflict would have a material adverse effect on the business, properties or operations of the Company and the Subsidiaries taken as a whole;

                         (xiii) None of the execution, delivery or performance of this Agreement or the Indenture, the offer, sale or delivery of the Securities, the issuance of the Shares upon conversion of the Securities, compliance by the Company with all provisions hereof or consummation by the Company of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default (or an event that with notice or lapse of time, or both, would constitute a default) under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or, to the best knowledge of such counsel, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound, or any of the documents or agreements that are included or incorporated by reference as exhibits to the Registration Statement; (B) will, to the best knowledge of such counsel, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries; or (C) will result in any violation of any existing law, statute, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws) or, to the best knowledge of such counsel, any existing judgment, injunction, order or decree of any court or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, any of the Subsidiaries or any of their respective properties;

                         (xiv) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company for the valid issuance and delivery of the Securities to you pursuant to this Agreement or the issuance of the Shares upon conversion of the Securities, other than (A) the registration of the Securities and the Shares, under the Act, (B) qualification of the Indenture under the Trust Indenture Act, and (C) compliance with the securities or Blue Sky laws of various jurisdictions;

                         (xv) Under conflicts of law principles observed by the courts of the State of Texas, the courts of the State of Texas and the federal courts of the United States applying Texas law, if called upon to do so, will give effect to the choice of laws of the State of New York contained in the Securities and the Indenture, including insofar as the same applies to the provisions of the Securities and the Indenture relating to the amount or rate of interest contracted for, charged or received in respect of the Securities.

                         (xvi) The Registration Statement and the Prospectus (except for the financial statements and the notes thereto and the schedules and other financial and statistical data contained therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act;

                         (xvii) To the best knowledge of such counsel, (A) other than as described in the Registration Statement and the Prospectus there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries or any of their respective properties is subject, that are required to be described in the Registration Statement or Prospectus and (B) there are no agreements, contracts, indentures, leases or other documents or instruments, that are required to be described in the Registration Statement or the Prospectus, or filed as an exhibit to the Registration Statement, that are not described or filed as required;

                         (xviii)    To the best knowledge of such counsel, each
          of the Company and the Subsidiaries holds all necessary governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies for the conduct of the material businesses in which it is engaged and owns, or possesses adequate rights to use, all material rights necessary for the conduct of such businesses, and to such counsel's knowledge, none of the Company or the Subsidiaries has received any notice of conflict with the asserted rights of others in respect thereto, except where the failure to hold, or the conflict with the asserted rights of others with respect to, such authorizations, approvals, orders, licenses, certificates, franchises or permits, would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole;

                         (xix) To the best knowledge of such counsel, there are no statutes or regulations relating to the exploration for, development, production and marketing of oil and gas that are required to be described in the Registration Statement or Prospectus that are not described as required;

                         (xx) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, are accurate in all material respects and present fairly the information required to be shown;

                         (xxi) Except as described in the Prospectus, such counsel knows of no outstanding option, warrant or other right calling for the issuance of, and such counsel knows of no commitment, plan or arrangement to issue, any share of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company; and except as described in the Prospectus, such counsel does not know of any holder of any securities of the Company or any other person who has the right, contractual or otherwise, to cause the Company to issue to such holder or such person, or permit such holder or such person to underwrite the sale of, any shares of capital stock of the Company upon and as the result of the issuance and sale of the Securities to you hereunder or the right to require registration under the Act of an offering of shares of capital stock of the Company as a result of the filing of the Registration Statement; and

                         (xxii) Although such counsel is not passing upon and does not assume any responsibility for the accuracy or completeness of the statements contained in the Registration Statement and Prospectus (except with respect to paragraphs (iii), (xvi) and (xx) above), such counsel advises you that, on the basis of his participation in conferences with other officers and employees of the Company, representatives of the independent accountants and independent petroleum consultants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed (relying as to materiality to a large extent upon other officers and representatives of the Company), no facts have come to his attention that lead him to believe that the Registration Statement or any amendment thereof (other than the financial statements and the notes thereto and the schedules and other financial, statistical and engineering data or information included therein and the exhibits thereto), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any supplement thereto (other than the financial statements and the notes thereto and the schedules and other financial, statistical and engineering data or information included therein), as of its date, the First Closing Date or Second Closing Date, as the case may be, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     In rendering his opinion as aforesaid, such counsel may rely upon an opinion or opinions, each dated such Closing Date, of other counsel retained by him or the Company as to federal energy regulatory matters or as to laws of any jurisdiction other than the United States, the State of Texas, the State of New York and the corporate laws of the State of Delaware, provided that (1) each such local counsel is acceptable to you, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to you and is in form and substance satisfactory to you, and (3) such counsel shall state in his opinion that he believes that he and you are justified in relying thereon.

                (e) You shall have received from Baker & Botts, L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                (f) You shall have received a certificate on behalf of the Company, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such officer's knowledge, no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and the Subsidiaries except as set forth in or contemplated by the Prospectus or as described in such certificate.

                (g) You shall have received a letter, dated such Closing Date, of Arthur Andersen & Co. which meets the requirements of subsection
     (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to such Closing Date for the purposes of this subsection.

                (h) You shall have received a letter addressed to you and dated the date hereof from Netherland Sewell, independent petroleum consultants, substantially in the form heretofore approved by you.

                (i) The Securities and the Shares shall have been qualified or registered for offering and sale by you or dealers under the securities or Blue Sky laws of such jurisdictions as you shall have requested prior to the date hereof, and no order suspending the sale of the Securities in any such jurisdiction shall have been issued as of or on the Closing Date, and no proceedings for that purpose shall have been instituted or, to your knowledge or to the knowledge of the Company, shall be contemplated.

                (j) At such Closing Date, the Securities and the Shares shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

                (k) You shall have received copies of the agreements between the Underwriters and each of John C. Snyder, Thomas J. Edelman and John A. Fanning specified in Section 2(z).

     The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

          7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you specifically for use therein; and provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter (or any person who controls such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to such Underwriter and such untrue statement or omission or alleged untrue statement or omission made in a preliminary prospectus was corrected in the Prospectus.

          (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the employment of separate counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to assume the defense and employ counsel reasonably satisfactory to the indemnified party within a reasonable time after commencement of such action or (iii) the named parties to any such action (including any impleaded parties) include an indemnified and an indemnifying party and the indemnified party has been advised in writing by separate counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party). In no event shall the indemnifying party be liable for fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          (d) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

          (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (f) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration

Statement and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

          8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on either the First Closing Date or Second Closing Date and the aggregate principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Securities that the Underwriters are obligated to purchase on such Closing Date, you may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Securities with respect to which such default or defaults occurs exceeds 10% of the total principal amount of Securities that the Underwriters are obligated to purchase on such Closing Date, and arrangements satisfactory to you and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

          9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

          10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to you, c/o CS First Boston Corporation, Park Avenue Plaza, 55 East 52nd Street, New York, N.Y. 10055, Attention: Investment Banking Department -- New Issue Processing Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 777 Main Street, Suite 2500, Fort Worth, Texas 76102, Attention: Peter E. Lorenzen, General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

          11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

          12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

          13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                 *  *  *  *  *

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                        Very truly yours,

                                        SNYDER OIL CORPORATION


                                        By:_______________________
                                           President


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

     CS FIRST BOSTON CORPORATION
     PAINEWEBBER INCORPORATED
     PETRIE PARKMAN & CO., INC.
     SMITH BARNEY SHEARSON INC.

     BY: CS FIRST BOSTON CORPORATION



          By:_________________________
             Vice President

                                   SCHEDULE A





                                                                                PRINCIPAL
         UNDERWRITER                                                             AMOUNT
         -----------                                                          ------------
CS First Boston Corporation . . . . . . . . . . . . . . . . . .
PaineWebber Incorporated  . . . . . . . . . . . . . . . . . . .
Petrie Parkman & Co., Inc.  . . . . . . . . . . . . . . . . . .
Smith Barney Shearson Inc.  . . . . . . . . . . . . . . . . . .
                                                                              ------------
         Total  . . . . . . . . . . . . . . . . . . . . . . . .               $100,000,000
                                                                              ============





                                      A-1